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                                                                   Exhibit 23.2


                      CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8 (File No. 333-09243) and on Form S-3, as amended, (File No. 333-13497) of our report dated April 30, 1997, on our review of the interim consolidated financial statements of Patterson Energy, Inc. and Subsidiaries as of March 31, 1997, and for the three months then ended, which are included in this Quarterly Report on Form 10-Q.



                                                       Coopers & Lybrand L.L.P.

Dallas, Texas
April 30, 1997